                                                                    EXHIBIT 99.1
[CROSS TIMBERS OIL COMPANY NEWS RELEASE LETTERHEAD]
FOR IMMEDIATE RELEASE


NUMBER: 98-08


               CROSS TIMBERS OIL ANNOUNCES FIRST QUARTER RESULTS
                             AND RECORD PRODUCTION


     FORT WORTH, TX (APRIL 17, 1998) -- Cross Timbers Oil Company (NYSE-XTO) today reported record daily production in the first quarter and net income of $261,000 compared to first quarter 1997 results of $11.1 million. After giving effect to the preferred dividend, earnings available to common stock were $0.00 per share, compared to first quarter 1997 results of $0.26 per share (adjusted for the February 1998 3-for-2 stock split).

     First quarter daily gas production averaged a record 176.7 million cubic feet, a 41% increase compared to first quarter 1997 production of 125.2 million cubic feet. Daily oil production for the quarter increased 15% to 11,959 barrels, also a record. This compares to 10,359 barrels per day for the prior year quarter. During the quarter, production of natural gas liquids was 2,332 barrels per day. Increased production is primarily attributable to the Company's 1997 property acquisitions and 1997 and 1998 development activity.

     Cash flow from operations, before changes in working capital, was $16.8 million or 43 cents per share, compared to first quarter 1997 cash flow of $27.2 million or 67 cents per share. Total revenues for the quarter were $50.6 million, 5% below first quarter 1997 revenues of $53.5 million.

     The average gas price for the first quarter decreased 25% to $1.96 per thousand cubic feet (Mcf) from $2.62 per Mcf in first quarter 1997. The first quarter average oil price was $13.99 per barrel, a 35% decrease from last year's first quarter average price of $21.36. Natural gas liquids

                                    (more)
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PAGE 2 - CROSS TIMBERS OIL - FIRST QUARTER RESULTS

prices averaged $8.47 for the quarter.

     "The Company achieved record production during the first quarter," stated Bob R. Simpson, Chairman and Chief Executive Officer. "Gas prices have rebounded sharply from their first quarter lows. The East Texas acquisition, expected to close later this month, will increase gas production by about 80 million cubic feet per day, resulting in a production mix of approximately 75% gas. We anticipate record cash flow and production for 1998."

     Cross Timbers Oil Company is engaged in the acquisition, exploitation and development of quality, long-lived producing oil and gas properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas, New Mexico and Wyoming.

CONTACT:  LOUIS G. BALDWIN
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          CROSS TIMBERS OIL COMPANY
          817/870-2800



Statements concerning future financial results, production, development expenditures and future acquisitions and debt levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production costs that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.



                                (table follows)
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

CROSS TIMBERS OIL COMPANY                                          THREE MONTHS ENDED
(in thousands, except production, per share and per unit data)          MARCH 31,
                                                                  --------------------
                                                                     1998       1997
                                                                  ---------  ---------
(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------

REVENUES
 Oil and condensate.............................................  $ 15,062    $ 19,914
 Gas and natural gas liquids....................................    32,992      29,524
 Gas gathering, processing and marketing........................     1,652       2,733
 Other..........................................................       915       1,323
                                                                  --------    --------
  Total Revenues................................................    50,621      53,494
                                                                  --------    --------

EXPENSES
 Production.....................................................    12,508      10,343
 Exploration (a)................................................     1,368           -
 Taxes on production and property...............................     5,104       4,177
 Depreciation, depletion and amortization.......................    15,582      10,969
 General and administrative.....................................     2,014       3,535
 Gas gathering and processing...................................     2,132       2,098
 Interest.......................................................    11,251       5,275
 Trust development costs........................................       267          74
                                                                  --------    --------
  Total Expenses................................................    50,226      36,471
                                                                  --------    --------

INCOME BEFORE INCOME TAX........................................       395      17,023
                                                                  --------    --------

INCOME TAX
 Current........................................................         -         256
 Deferred.......................................................       134       5,672
                                                                  --------    --------
  Total Income Tax..............................................       134       5,928
                                                                  --------    --------

NET INCOME......................................................       261      11,095

 Preferred stock dividends......................................       445         445
                                                                  --------    --------

EARNINGS AVAILABLE TO COMMON STOCK..............................  $   (184)   $ 10,650
                                                                  ========    ========

EARNINGS PER COMMON SHARE (b)
 Basic..........................................................  $   0.00    $   0.26
                                                                  ========    ========
 Diluted........................................................  $   0.00    $   0.25
                                                                  ========    ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (b)..................    39,046      40,395
                                                                  ========    ========

CONSOLIDATED STATEMENT OF CASH FLOWS DATA
----------------------------------------------------------------

 Cash Flow from Operations, before changes in working capital..   $ 16,804    $ 27,201
                                                                  ========    ========

AVERAGE DAILY PRODUCTION
---------------------------------------------------------------

 OIL  (Bbls)...................................................     11,959      10,359
 GAS  (Mcf)....................................................    176,675     125,245
 NATURAL GAS LIQUIDS  (Bbls) (c)...............................      2,332           -

AVERAGE SALES PRICES
---------------------------------------------------------------

 OIL  (per Bbl)................................................   $  13.99    $  21.36
 GAS  (per Mcf)................................................   $   1.96    $   2.62
 NATURAL GAS LIQUIDS (per Bbl) (c).............................   $   8.47           -

                                                                  MARCH 31,  December 31,
                                                                    1998          1997
                                                                  --------    --------
CONSOLIDATED BALANCE SHEET DATA
---------------------------------------------------------------

 Total Assets..................................................   $841,546    $788,455
                                                                  ========    ========
 Long-term Debt................................................   $605,000    $539,000
                                                                  ========    ========
 Total Stockholders' Equity....................................   $159,818    $170,243
                                                                  ========    ========

                               (footnotes follow)
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--------------------------------------------------------------------------------

(a) Primarily includes geological and geophysical costs related to the 1998 exploration program.
(b) Adjusted for the three-for-two stock split effected on February 25, 1998.
(c) Natural gas liquids production is attributable to San Juan Basin producing properties acquired on December 1, 1997.

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